UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2026

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1000, Miami, FL		33131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 203-2034

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 25, 2026, Summit Therapeutics Inc. issued a press release noting that its partner, Akeso, Inc., (“Akeso”) announced positive topline results from the randomized Phase III HARMONi-GI1 study (“HARMONi-GI1”) evaluating ivonescimab plus chemotherapy compared with durvalumab plus chemotherapy as a first-line treatment for patients with advanced biliary tract cancer. HARMONi-GI1 is a single-region, multi-center, Phase III study conducted in China and sponsored by Akeso, with all relevant data exclusively generated, managed, and analyzed by Akeso.

Akeso reported that, at a pre-specified interim analysis, the ivonescimab-based regimen achieved statistically significant and clinically meaningful superiority in the primary endpoint of overall survival compared to the durvalumab-based regimen. The study also met the key secondary endpoints of progression-free survival and objective response rate. Detailed results from this first readout of HARMONi-GI1, including safety and efficacy data, are expected to be presented at an upcoming medical congress and published in a peer-reviewed journal.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: August 26, 2026	By:	/s/ Manmeet S. Soni
Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer)